UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2014 (April 12, 2014)

China Housing & Land Development, Inc.
(Exact name of registrant as specified in its charter)
_______________

NEVADA	000-51429	20-1334845
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1008 Liuxue Road, Baqiao District

Xi’an, Shaanxi Province

China 710038

(Address of principal executive offices) (Zip code)

86-29-82582638
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2014, Mr. Albert McLelland resigned from the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”), effective immediately. Mr. McLelland will also no longer serve as Chairman of the Board’s Audit Committee. Mr. McLelland will devote his time to pursue personal business ventures. There are no disagreements between him and the Company on any matters.

The Company and the Board of Directors would like to thank Mr. McLelland for his many years of service to the Company as a board member and wishes him much success in his future endeavors.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. McLelland with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Current Report on Form 8-K with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Resignation letter of Albert McLelland

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Date: April 17, 2014	By:	/s/ Jing Lu
Chief Operating Officer